SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

February 7, 2009

Intrepid Technology & Resources, Inc.

(Exact Name of Registrant as Specified in Charter)

Idaho	000-30065	82-0230842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

501 West Broadway, Suite 200, Idaho Falls, Idaho	83402
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(208) 529-5337

ITEM 5.02 Departure of Directors or Certain Officers

ITEM 8.01 Other Events

The present Board and Management have long struggled to preserve value for all Intrepid stakeholders. In spite of our efforts, the Company has become insolvent and operations have ceased.

The Board and Management have been unsuccessful in securing and paying for directors & officers liability coverage past February 7, 2009.  The Board and Management now recognize that the senior secured lenders are the major stakeholders in Intrepid Technology & Resources, Inc. and its subsidiaries.  Consequently, these stakeholders should determine the future governance and management of the Company and its assets.

As a result, Intrepid Technology & Resources, Inc. announces today that all the directors and officers of the Company have resigned, effective 5:00 pm MST, Saturday, February 7, 2009, with the exception of Jacob Dustin who will continue as President in order to provide continuity and signature authority and to facilitate such future actions as may be required.

Such resignations are not a result of any disagreement between directors and officers.

DISCLAIMER:  Statements released by Intrepid Technology and Resources, Inc. that are not purely historical are forward-looking within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, intentions, and strategies for the future. Investors are cautioned that forward-looking statements involve risk and uncertainties that may affect the company's business prospects and performance. The company's actual results could differ materially from those in such forward-looking statements. Risk factors include but are not limited to general economic, competitive, governmental, and technological factors as discussed in the company's filings with the SEC on Forms 10-K, 10-Q, and 8-K. The company does not undertake any responsibility to update the forward-looking statements contained in this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2009	INTREPID TECHNOLOGY & RESOURCES, INC.

By: /s/ D.Lynn Smith
Name: D. Lynn Smith
Title: Chairman of the Board

By: /s/ John D. Haffey
Name: John D. Haffey
Title: Chief Executive Officer